SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2021

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Common Stock, $2.00 par value	UNB	Nasdaq Stock Market
(Title of class)	(Trading Symbol)	(Exchanges registered on)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the Note Purchase Agreement (as defined in Item 2.03) is incorporated by reference into this Item 1.01.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 26, 2021, Union Bankshares, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (the “Note Purchase Agreement”) with certain qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $16.5 million in aggregate principal amount of its 3.25% Fixed-to-Floating Rate Subordinated Notes Due 2031 (the “Notes”) in a private placement transaction. The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D thereunder.

The Notes will initially bear interest at 3.25% per annum, beginning August 26, 2021 to but excluding September 1, 2026, payable semi-annually in arrears. From and including September 1, 2026 to but excluding September 1, 2031, or up to earlier redemption, the interest rate shall reset quarterly to an interest rate per annum equal to the then current Three-Month Term SOFR (as defined in the Note) plus 263 basis points, payable quarterly in arrears. Beginning on September 1, 2026 through maturity, the Notes may be redeemed in whole or in part, at the Company’s option, on any scheduled interest payment date. Prior to September 1, 2026, the Notes may only be redeemed upon the occurrence of certain specified events. The Notes will mature on September 1, 2031.

The Note Purchase Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants.

Upon the occurrence of certain events of default, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be due and immediately payable. The Notes are unsecured, subordinated obligations of the Company and rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders. The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines.

The proceeds from the sale of the Notes will be utilized to provide additional capital support to the Company’s wholly-owned subsidiary, Union Bank, to support growth and for other general corporate purposes.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the forms of the Note Purchase Agreement and the Notes which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Report and are incorporated herein by reference.

The Company issued a press release on August 26, 2021 announcing issuance of the Notes, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Subordinated Note (Qualified Institutional Buyers)

4.2	Form of Subordinated Note (Accredited Investors)

10.1	Form of Subordinated Note Purchase Agreement dated as of August 26, 2021 between Union Bankshares, Inc. and the several Purchasers

99.1	Press Release Of Union Bankshares, Inc., dated August 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

August 26, 2021	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

August 26, 2021	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Subordinated Note (Qualified Institutional Buyers)

4.2	Form of Subordinated Note (Accredited Investors)

10.1	Form of Subordinated Note Purchase Agreement dated as of August 26, 2021 between Union Bankshares, Inc. and the several Purchasers

99.1	Press Release Of Union Bankshares, Inc., dated August 26, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)